                                                                    EXHIBIT 10.1

[RNETHEALTH LOGO]


January 10, 2000

Wendy Borow-Johnson
2275 Half Day Road,
Suite 350
Bannockburn, IL 60015-1277
Tel: 847/615-0431
Fax: 847/615-0432

        RE:    EMPLOYMENT LETTER

Dear Wendy:

On behalf of the Board of Directors, I am pleased to offer you a position with RnetHealth.com, Inc. (the "Company") as its President, commencing immediately upon execution of this Employment letter, after having been approved for this position by the Board of Directors on December 9, 1999. Your salary and certain other terms and conditions of your employment are set out on the attached hereto as EXHIBIT A.

You should be aware that your employment with the Company, as more fully described in EXHIBIT A, constitutes "at will" employment. As a result, you are free to resign at any time, for any reason or for no reason. Similarly, the Company is free to conclude its employment relationship with you at any time, with or without cause.

As express conditions of your employment, you agree, represent and warrant that:

        (1) you will devote your best efforts to the interests of the Company and will not engage in other employment or in any activities detrimental to the best interests of the Company without the prior written consent of the Company;

        (2) in addition to any specific task described in EXHIBIT A, during your period of employment with the Company, you will perform for the Company such other duties as may be designated by the Company from time to time;

        (3) you have been notified regarding the Company's policies against all forms of racial and sexual discrimination and against sexual harassment and agree that during the term of your employment you will abide faithfully by such policies and by all Company rules, regulations and policies provided to you by the Company; and,

        (4) you have not prior to the date hereof and will not during the term of your employment breach any agreement to keep in confidence proprietary information, knowledge or data you acquired in confidence or in trust prior to becoming an employee of the Company, and you have not previously and will not at any future time disclose to the Company, use in the Company's business, or induce or cause Company to use, any confidential or proprietary information or material belonging to others.

For purposes of federal immigration law, you will be required to provide to the Company documentary evidence of your identity and eligibility for employment in the United States. Such documentation must be provided to us within three (3) business days of your date of hire, or our employment relationship with you may be terminated.

If you accept this offer, please return to our offices a signed copy of this agreement. By signing this employment letter, you are certifying and acknowledging that you have carefully read all of the terms and provisions of this employment letter and the ND&I Agreement, and that you will fully and faithfully comply will all such terms and provisions.



 RnetHealth, Inc. - 506 Santa Monica Blvd. - Suite 400 - Santa Monica, CA 90401 tel (310).393.3979 - fax (310).393.5749 - www.rnethealth.com

Employment Letter
Page 2 of 4

To indicate your acceptance of the Company's offer, please sign and date this letter in the space provided below and return it to our offices. A duplicate original is enclosed for your records. This letter, along with the agreement relating to proprietary rights between you and the Company, sets forth the terms of your employment with the Company and supersedes any prior representations or agreements, whether written or oral. This letter may not be modified or amended except by a written agreement, signed by the Company and by you.

Sincerely,

RNETHEALTH.COM, INC.



--------------------------------------------
William D. Moses
Chief Executive Officer



ACCEPTED AND AGREED TO
this_____day of___________, 19__




---------------------------------------------
Wendy Borow-Johnson

Employment Letter Page 3 of 4

                                    EXHIBIT A
-------------------------------------------------------------------------------------------
JOB TITLE                  President
-------------------------------------------------------------------------------------------
JOB DESCRIPTION            Employee shall report to and be responsible directly
                           to William Moses, the Company's Chief Executive
                           Officer, and shall have and perform such duties and
                           responsibilities relating to the business and
                           operations of Company as may be appropriate to
                           Employee's position and as the Board of Directors
                           from time to time shall assign to her.
-------------------------------------------------------------------------------------------
EXCLUSIVITY                Employee acknowledges that Company has retained
                           Employee and Employee's services for the exclusive
                           benefit of the Company and that Employee will not
                           render her time or services to any other entity
                           without Company's prior written consent. Employee and
                           Company have previously agreed that Employee's work
                           with E! Healthcare is excluded from this provision.
-------------------------------------------------------------------------------------------
EMPLOYMENT TERM            The employment relationship between Employee and
                           Company is "at-will". There is no fixed term of
                           employment. Employee shall assume the
                           responsibilities as Chief Executive Officer immediately.
-------------------------------------------------------------------------------------------
TERMINATION                Notwithstanding the above, employment may be
                           terminated in the following circumstances:

                           By mutual agreement of the parties, without payment of any severance;

                           By Company, with or without good cause, upon at least thirty (30) days advance written notice, with compensation as calculated through the date of such termination;

                           By Employee, for any reason, upon at least thirty
                           (30) days advance written notice, with compensation as calculated through the date of such termination;

                           For purposes of this Agreement, "good cause" is
                           defined as gross negligence or willful misconduct or,
                           given the nature of the Company's mission, alcohol or
                           substance abuse.
-------------------------------------------------------------------------------------------
SALARY &                   Annual Salary. Employee shall receive an annual salary of
COMPENSATION               $150,000 together with incremental bonuses, which shall commence upon the Company's closing of a permanent financing. The salary will be paid twice monthly in accordance with the Company's standard payroll procedure.

                           Paid Vacation. The Employee will be entitled to three
                           (3) weeks paid vacation for each twelve-month period
                           worked. For a period worked which is less than one
                           year, vacation time shall be prorated.
-------------------------------------------------------------------------------------------
STOCK OPTION               Company shall issue to Employee an option to
                           purchase 1,015,000 shares of common stock at $0.39
                           per share, the closing bid price on December 9, 1999.
                           Vesting of the Option shall begin upon execution of
                           the Employment Agreement and continue to vest
                           thereafter in equal installments monthly for a period
                           of two (2) years. The terms and conditions of the
                           Option shall be more fully described in a Stock
                           Option Agreement.
-------------------------------------------------------------------------------------------
BENEFITS                   Employee will participate in the Company's benefits
                           program. Employee will receive enrollment forms and
                           other benefits information upon acceptance of the
                           offer.
-------------------------------------------------------------------------------------------
TIME COMMITMENT            Employment with the Company shall be on a full-time basis.
                           Employee agrees
-------------------------------------------------------------------------------------------

Employment Letter
Page 4 of 4

--------------------------------------------------------------------------------
                          to commit to work 3 days in the Santa Monica location.
--------------------------------------------------------------------------------
OTHER TERMS &             None.
CONDITIONS
--------------------------------------------------------------------------------

[RNETHEALTH LOGO]



August 7, 2000

Wendy Borow Johnson
1571 Christina Lane
Lake Forest, IL 60045-3849

        RE:    ADDENDUM TO EMPLOYMENT AGREEMENT DATED JANUARY 10, 2000

Dear Wendy:

This letter confirms our agreement regarding the modification and amendment ("Addendum") to your existing Employment Agreement ("Agreement") with Rnethealth.com, Inc. ("Company") dated January 10, 2000.

This Addendum and the modifications reflected herein shall be effective as of July 1, 2000.

Terms used but not defined herein have the meanings ascribed to them in the Agreement.

--------------------------------------------------------------------------------
JOB TITLE:                 President and Chief Executive Officer
--------------------------------------------------------------------------------
SALARY:                    $250,000 annually subject to any applicable federal
                           and state taxes and/or withholdings. The Company shall pay Employee twice monthly in accordance with the Company's standard payroll procedures.

--------------------------------------------------------------------------------

                  THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK


 RnetHealth, Inc. - 506 Santa Monica Blvd. - Suite 400 - Santa Monica, CA 90401 tel (310).393.3979 0 fax (310).393.5749 9 www.rnethealth.com

Wendy Borow Johnson
August 7, 2000
Page 2

--------------------------------------------------------------------------------
EQUITY                     After having been approved by the Board of Directors
CONSIDERATION:             on July 30, 2000, Employee shall receive an Option to
                           purchase 500,000 shares of Rnethealth.com, Inc.
                           common stock (the "Warrant").

                           The Option shall vest, as follows: At the end of Year 1,200,000 shares shall vest in Employee with a strike price at $0.50 (the closing stock price on July 30, 2000); and, at the end of Year 2 the remaining 300,000 shares shall vest in Employee with the strike price to be set at $0.80. All other terms and conditions of Option shall be set forth in an Option Agreement.

                           This Warrant is in addition to the option to purchase 1,015,000 shares of common stock previously granted to Employee pursuant to the terms of the January 10, 2000 Employment Agreement and the option to purchase 200,000 shares for Employee's participation on the Executive Committee.
--------------------------------------------------------------------------------
BONUS: Employee shall receive an annual bonus based on the profitability of the Company and other benchmarks, the bonus amount to be determined by the Board of Directors. The benchmarks shall include, but are not limited to, relisting of the Company's common stock on NASDAQ, and/or an average share price over $3.00 per share during the last two months of the fiscal year ending June 30, 2001.
--------------------------------------------------------------------------------
TERM: The term of employment shall be for two (2) years beginning on July 1, 2000.

                           If the Company terminates the Employee "without cause," the Company shall pay severance to Employee at a rate of compensation equal to six months salary.

                           If the Company terminates the Employee "with cause," the Company shall compensate Employee as calculated through the date of termination, without payment of any severance.

                           For all purposes under this Agreement, a termination for "cause" shall mean a good faith determination by the Company's Board of Directors that Employee's employment be terminated for any of the following reasons: (I) willful misconduct which materially damages the Company; (ii) misappropriation of the assets of the Company; or (iii) conviction of, or a plea of "guilty" or "no contest" to a felony under the laws of the United States or any
--------------------------------------------------------------------------------

Wendy Borow Johnson
August 7, 2000
Page 3
--------------------------------------------------------------------------------
                           state thereof. A termination of Employee's employment
                           in any other circumstances or for any other reasons
                           will be a termination "without cause."
--------------------------------------------------------------------------------
CHANGE IN CONTROL:         If a change in control (as defined herein) occurs,
                           and the Employee's employment is terminated, such termination will be considered to be a termination
                           "without cause."

                           Under such circumstances, if the Company terminates the Employee "without cause," the Company shall pay severance to Employee at a rate of compensation equal to six months salary.

                           In addition, any then unvested options and/or warrants shall vest immediately, and the Employee shall have at least until the severance due is paid in full to submit payment for any options or warrants that are to be exercised, said period shall not exceed one year.

                           A "change in control" is deemed to have occurred if
                           (a) a "person" (as defined in section 13(d) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13(d)3 under the Securities Exchange Act of 1934) of shares of common stock representing 30 percent or more of the shares as to which votes may be cast for the election of directors of Company or (b) individuals who are directors of the Company at the beginning of a 24-month period cease to constitute at least two-thirds of all directors of Company at any time during such period.
--------------------------------------------------------------------------------

ALL OTHER TERMS AND CONDITIONS OF THE AGREEMENT REMAIN UNCHANGED, AND ARE STILL IN FULL FORCE AND EFFECT.

Please confirm your acceptance and agreement to the foregoing by signing this Addendum in the space provided below, returning a copy to our offices and retaining a copy for your records.

Wendy Borow Johnson
August 7, 2000
Page 4

This Addendum and your original Employment Agreement set forth the terms of your employment with the Company and supersedes any prior representations or agreements, whether written or oral. This Addendum may not be modified or amended except by a written agreement, signed by the Company and by you.

Sincerely,



Robert Portrie
Board of Directors, Chairman


ACCEPTED AND AGREED TO THIS_______________DAY OF _____________________, 2000.


EMPLOYEE:


---------------------------------
Wendy Borow Johnson

                                RNETHEALTH, INC.

                             STOCK OPTION AGREEMENT



        Rnethealth.com, Inc., a Colorado corporation (the "Company"), does hereby grant to WENDY BOROW JOHNSON (the "Optionee") an option (the "Option") to purchase One Million Fifteen Thousand (1,015,000) shares (the "Shares") of the Common Stock, par value $.01 per share (the "Common Stock"), of the Company at $0.39 per Share (the "Option Price"), the closing stock price on December 9, 1999.

        This Option is granted to the Optionee in partial consideration for the services rendered and to be rendered by the Optionee for the benefit of the Company and its shareholders as an employee. This Option is not an incentive option.


1. Term

        This Option shall expire at 5:00 p.m., local time in Santa Monica, California, on December 9, 2002 or in the event any of the following enumerated below shall occur. The date determined pursuant to this Section 1 is referred to herein as the "Expiration Date."


        - If the Optionee terminates her employment with the Company (other than on account of death or disability) or if the Optionee is terminated for cause, the Option shall be exercisable only as to those shares then vested for up to three (3) months after resignation or termination.

        - If the Optionee terminates the employment relationship on account of disability, the option can be exercised for one year after termination or, if the remaining term of the option is less than one year, until the end of the option term,

         - If the Optionee's employment is terminated for any other reason than on account of disability or death or for cause, any shares remaining unvested shall immediately vest and the option can be exercised for up to three (3) months after termination of the employment relationship, or if the remaining term of the option is less than three months, until the end of the option term,

         - If the option holder dies while employed, in the one-year period following termination for disability, or in the three month period described in the preceding bullet point, the option holder's successors can exercise the option for a year following the date of the option holder's death or, if the remaining term of the option is shorter, than until the end of the option term.

2. Vesting; Time of Exercise

        This option shall vest in equal installments monthly over a period of two years (1/24th or 42,291 shares per month) and may be exercised as to any or all of the Shares then vested from time to time as of the date of grant through the Expiration Date.


3. Manner of Exercise

        This Option may only be exercised by written notice (the "Exercise Notice") to the Company at its principal executive offices, to the attention of its Secretary. The Exercise Notice shall (i) specify the number of Shares with respect to which the option is being exercised, (ii) contain the express confirmation by the Optionee of his representations, warranties and covenants contained in Section 6 hereof, (iii) be signed by the Optionee, (iv) be accompanied by full payment of the Option Price for the number of Shares specified in the Exercise Notice and (v) be accompanied by the original executed copy of this Option. The Company shall deliver to the Optionee a certificate representing such Shares registered in the name of the Optionee as soon as practicable following receipt by the Company of (a) advice from its counsel that the issuance of such Shares and the delivery of such certificates are in compliance with all applicable laws, rules and regulations of all governmental authorities and the requirements of any securities exchange or any securities association on which, or on the facilities of which, shares of the Common Stock are then listed or traded. If an Exercise Notice relates to fewer than all of the Shares, the Company shall, at such time as it delivers to the Optionee a certificate representing the Shares with respect to which this Option is exercised, deliver a replacement Option on the same terms and conditions as this Option with respect to all remaining Shares.


4. Payment

        Payment of the Option Price shall be made, at the election of the Optionee, (i) in cash; or (ii) by certified or bank cashier's check or other check acceptable to the Company, payable to the Company's order; or (iii) by delivery to the Company of shares of Common Stock owned by the Optionee for not less than six (6) months, duly endorsed for transfer, with a fair market value, determined by the Board, equal to the Option Price; or (iv) by any combination of (i),(ii) and (iii); or (v) if the Shares shall have been registered under the Securities Act of 1933, as amended (the "Act") by delivery to the Company of a copy of irrevocable instructions to a broker to deliver to the Company promptly an amount from the proceeds of the sale of all or part of the Shares or of a loan from the broker to the Optionee equal to the Option Price.


5. Transferability of Option

        This Option may not be transferred, sold, assigned, alienated, pledged or otherwise encumbered (collectively, a "Transfer"), in whole or in part, by the Optionee. This Option is exercisable during the Optionee's lifetime only by the Optionee or, in the event of his Disability or other incapacity, by his guardian or legal representative.


6. Representations, Warranties and Covenants of Optionee

        The Optionee, by acceptance hereof, hereby: (i) acknowledges that the Optionee understands that the right to transfer any or all of the Shares will be restricted; (ii) acknowledges that the Optionee may not transfer the Shares unless they are registered under the Act, or an exemption from registration is available; (iii) acknowledges that the certificates representing the Shares will bear a legend, and that the stock transfer books of the Company will be noted, to the foregoing effect; (iv) recognizes that the Company does not represent and has not represented that it will register the Shares under the Act or comply with any requirements for exemption therefrom, nor does it contemplate any future registration under or eligibility for exemption from registration under the Act. As a result, the Optionee acknowledges that the Optionee is prepared to bear the economic risk of investment in the Shares for an indefinite period of time.

        The Optionee, by his acceptance hereof, hereby represents, warrants and covenants that: (a) the Optionee will acquire the Shares for the Optionee's account for investment and not with a view towards distribution and shall not sell, hypothecate, transfer or otherwise dispose of the Shares unless such transaction has been registered under the Act or, in the opinion of counsel for the Company, an exemption from registration is available; (b) the

Optionee has adequate means of providing for the Optionee's current needs and possible contingencies and has no need for liquidity of the Shares; the Optionee's overall commitment to investments is not disproportionate to the Optionee's net worth, and investment in the Shares will not cause such overall commitment to become excessive; (c) prior to the acceptance hereof, the Optionee had the opportunity to examine and read all documents, records and books pertaining to this investment which have been made available for inspection by the Optionee and by the Optionee's attorney, accountant and other financial advisors; (d) the Optionee recognizes that such documents do not contain all of the information that would be contained in a Registration Statement under the Act with respect to the offer and sale of the Shares and has conducted the investigation pertaining to the Optionee's purchase of the Shares accordingly;
(e) the Optionee is familiar with the business, management and condition (financial and other) of the Company and has had the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the business, management and condition (financial and other) of the Company and to obtain any investment decision; (f) the Optionee is knowledgeable and experienced in financial and business matters, is fully cognizant that the investment contemplated hereby involves a high degree of risk and is able to evaluate the merits and risks of an investment in the Shares; (g) all information which the Optionee has provided herein concerning the Optionee and the Optionee's financial position is correct and complete as of the date hereof; and (h) the Optionee has been given no other written representations or assurances by the Company or any representatives of the Company in connection with this investment.


7. Rights

        The Optionee shall not, by reason of the granting of this Option, have or thereby acquire any rights of a stockholder of the Company with respect to any Shares unless and until this option has been exercised in the manner contemplated by, and subject to the conditions contained in, Section 3 hereof. Nothing contained herein shall confer upon the Optionee any right with respect to the continuation of his employment by the Company or any Affiliated Corporation or interfere in any way with the right of the Company, subject to the terms of a written Employment Agreement between the Company and the Optionee to the contrary, at any time to terminate such employment or to increase or decrease the compensation payable to the Optionee from the rate in existence on the date hereof.


8. Acceptance by Optionee.

        Acceptance of this Option by the Optionee shall be deemed the agreement of the Optionee to all of the terms hereof.

        IN WITNESS WHEREOF, the Company has caused this option to be executed by its officer thereunto duly authorized.

                                       "COMPANY"

                                       RNETHEALTH, INC.



                                       By:
                                          --------------------------------------
                                          Robert Portrie
                                          Chairman of the Board



                                       "OPTIONEE"



                                       Accepted
                                       By:
                                           -------------------------------------
                                           Wendy Borow Johnson